SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 5, 1997
                                                         ----------------

                                JAY JACOBS, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


       Washington                     000-15934             91-0698077
-------------------------------     -----------          ------------------
(State or other jurisdiction of     (Commission           (IRS Employer
incorporation or organization)       File No.)           Identification No.)


  1530 Fifth Avenue, Seattle, Washington                         98101
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(Address of principal executive offices)                       (Zip Code)


                                 (206) 622-5400
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              (Registrant's telephone number, including area code)


                                    No Change
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              (Former name, former address and former fiscal year,
                         if changed since last report)

Preliminary Note Regarding Forward-Looking Statements

     The information set forth in this Report may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Certain factors that realistically could cause results to differ materially from those projected in the forward-looking statements are set forth in Item 5.B.1 -- "Risk Factors." The forward-looking statements should be considered in light of these factors.

Item 1.  Change in Control of Registrant

     On December 5, 1997 (the "Closing Date"), the Registrant created two new series of its Preferred Stock, denominated Series A Preferred Stock and Series B Preferred Stock (the "A Stock" and the "B Stock", respectively, and, collectively, the "Preferred Stock") and sold the entirety of both series (the "Sale") to a group of investors (the "Investors") led by Cahill, Warnock & Company, LLC ("Cahill"). The A Stock is non convertible and non voting. The B Stock is convertible into 86.25% of the sum of (i) the outstanding Common Stock on the Closing Date, (ii) additional shares of Common Stock issuable to certain creditors of the Registrant immediately following the Closing Date and (iii) the shares of Common Stock into which the B Stock is convertible. The B Stock votes in the election of directors and other general corporate matters on an "as converted" basis as a single class with the Common Stock.

     Two funds managed by Cahill (the "Funds") purchased, in the aggregate, 63.4% of each series of Preferred Stock. T. Rowe Price Recovery Fund II, L.P. ("TRP") also purchased shares of each series of Preferred Stock representing 35.2% of the class. The shares of B Stock purchased by the Funds represents approximately 55.4% of the voting power of the Registrant in the election of directors and other general corporate matters. Accordingly, Cahill may be deemed to control the Registrant. On the Closing Date, the purchasers of the B Stock agreed with Rex L. Steffey and William L. Lawrence, Jr. the Registrant's President--Chief Executive Officer and Executive Vice President--Chief Financial Officer, respectively, that they would vote and otherwise act so as to cause Messrs. Steffey and Lawrence to be elected and to continue as directors of the Registrant so long as they are employed by the Registrant. The Investors, other than TRP, also agreed that they would vote and otherwise act so as to cause a representative of TRP to be elected and to continue as a director of the Registrant for as long as TRP continues to own at least 50% of the investment represented by its A Stock and B Stock. The Registrant believes that neither of these agreements would prevent the exercise of control by Cahill.

     Prior to the Closing Date, the Registrant had operated under a Second Amended Chapter 11 Plan of Reorganization (the "Plan") confirmed pursuant to Chapter 11 of Title 11 of the United States Code ("Chapter 11") and was effectively controlled by representatives of the Postconfirmation Creditors Committee formed in connection with the Plan and the Registrant's petition under Chapter 11. Concurrently with the Sale, the Plan was modified to provide for the discharge of certain of the Registrant's obligations to its pre-petition general unsecured creditors upon the payment of $1,500,000 in cash and the issuance of 1,889,763

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shares of Common Stock. Accordingly, the directors of the Registrant prior to the Closing Date, except Mr. Steffey, have resigned and been replaced by Mr. Lawrence, a representative of TRP, a representative of Cahill and an independent director. Two director positions remain open and are expected to be filled by an additional representative of Cahill and an additional independent director.

     The Funds were formed to invest in other businesses, such as the Registrant and used exclusively contributed capital to fund the purchase of the A Stock and the B Stock.

     The Registrant does not know of any arrangement, including any pledge by any person of securities of the Registrant, the operation of which may, at any future date, result in a change in control of the Registrant.

Item 5.  Other Events

A.  EVENTS OCCURRING CONCURRENTLY WITH THE SALE

     1. Creation of Series A Preferred Stock and Series B Preferred Stock. On December 3, 1997, the Registrant amended its Articles of Incorporation to create two new series of Preferred Stock. The rights and preferences of each such new series are set forth in the Statement of Rights and Preferences filed with the Secretary of State of Washington as a part of such amendment. Copies of the Registrant's Amended and Restated Articles of Incorporation are filed as an Exhibit to this Report on Form 8-K. The following descriptions of certain of the rights and preferences of the A Stock and the B Stock are qualified in their entirety by reference to such Exhibit.

          (a) Series A Preferred Stock. 46,000 shares of A Stock are authorized and all of them are issued and outstanding. Shares of A Stock redeemed by the Registrant as described below will be retired and are not reissuable by the Registrant.

               (i) Dividends. Holders of A Stock are entitled to cumulative dividends at the rate of $5.00 per share per annum until December 31, 2002. Thereafter, dividends on the A Stock cumulate and accrue on a daily basis, without interest, at the rate of $20.00 per share per annum. Dividends are payable out of funds legally available therefor when, as and if declared by the Board of Directors of the Registrant. The Registrant may not pay dividends on the B Stock unless and until an equivalent dividend has been paid on the A Stock and may not pay dividends (other than dividends payable in Common Stock) on the Common Stock unless and until all accrued and unpaid dividends on the A Stock have been paid. Without the written consent of the holders of 80% of the outstanding shares of A Stock no shares of Common Stock may be purchased or redeemed by the Registrant, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock, unless and until all accrued and unpaid dividends on the A Stock have been paid.

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               (ii) Liquidation Preference. The A Stock ranks pari passu with the B Stock and senior to the Common Stock on liquidation. Upon liquidation, the holders of the A Stock are entitled, to the extent funds are available therefor, to $100 per share plus accrued and unpaid dividends.

               (iii) Redemption. The A Stock is redeemable at any time at the option of the Registrant for $105 per share plus accrued and unpaid dividends. The Registrant may redeem less than all of the A Stock but must do so pro rata. The A Stock is redeemable at the option of the holder thereof for $105 per share in the event of certain Restructuring Events or for $100 per share upon the sale or series of related sales by the Registrant for cash of its equity securities the net proceeds to the Registrant from which (after deduction of discounts, commissions and other offering expenses) equals or exceed $5,000,000, or at any time after December 31, 2002.

               (iv) Voting; Consent. The A Stock is entitled to vote as a separate class with respect to (a) the issuance of any class or series of securities of the Registrant having rights senior to or pari passu with the A Stock or any transaction known by the Registrant to result in a deemed dividend to the holders of the A Stock pursuant to section 305 of the Internal Revenue Code of 1986, as amended, or any rule or regulation adopted thereunder or any equivalent provision of federal law. Except as described above or as otherwise provided by law, the A Stock is nonvoting. Without the written consent of the holders of 80% of the outstanding A Stock, the Registrant will not amend, alter or repeal the its Articles of Incorporation or Bylaws in any manner which adversely affects the rights or preferences of the A Stock.

          (b) Series B Preferred Stock. 25,000 shares of B Stock are authorized and all of them are issued and outstanding. Shares of B Stock redeemed by the Registrant as described below will be retired and are not reissuable by the Registrant.

               (i) Dividends. Holders of B Stock are entitled to cumulative dividends at the rate of $8.00 per share per annum commencing December 3, 1999 until December 31, 2002. Thereafter, dividends on the B Stock cumulate and accrue on a daily basis, without interest, at the rate of $20.00 per share per annum. If, prior to December 31, 2002, the Registrant consummates a Restructuring Event, the dividend rate will increase to $20.00 per share per annum as of the date of such event. Dividends are payable out of funds legally available therefor when, as and if declared by the Board of Directors of the Registrant. The Registrant may not pay dividends (other than dividends payable in Common Stock) on the Common Stock unless and until all accrued and unpaid dividends on the B stock have been paid. Without the written consent of the holders of 80% of the outstanding shares of B Stock no shares of Common Stock may be purchased or redeemed by the Registrant, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock, unless and until all accrued and unpaid dividends on the B stock have been paid.

               (ii) Liquidation Preference. The B Stock ranks pari passu with the A Stock and senior to the Common Stock on liquidation. Upon liquidation, the holders of the B

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Stock are entitled, to the extent funds are available therefor, to $100 per share plus accrued and unpaid dividends.

               (iii) Redemption. Commencing January 1, 2003, if all of the A Stock have been redeemed by the Registrant and with the written consent of the holders of not less than a majority of the B Stock then outstanding, the Registrant may redeem the B Stock upon not less than 30 days prior notice to each holder all or any of the B Stock for $105.00 per share, plus accrued but unpaid dividends. Any redemption of less than all the outstanding shares of B Stock shall be on a pro rata basis.

               (iv) Voting; Consent. In general, the B Stock is entitled to vote with the Common Stock on an "as converted" basis as a single class. While any shares of B Stock are outstanding, the Board of Directors of the Registrant shall consist of seven director positions. At any time at which the B Stock constitutes less than a majority, by voting power, of the stock entitled to vote in the election of directors of the Registrant, then (i) the B Stock, voting as a separate class, shall be entitled to elect not less than three directors and the remaining four directors shall be elected by the B Stock and the Common Stock, voting as a single class, and (ii) not less than two directors elected by the B Stock and the Common Stock, voting as a single class, shall be non-employee directors reasonably satisfactory to the holders of the B Stock. The Registrant will not, without the written consent of a majority of the then outstanding B Stock, create or authorize the creation of any additional class or series of capital stock of the Registrant, or increase the authorized amount of the A Stock, or increase the authorized amount of any additional class or series of capital stock of the Registrant, or create or authorize any obligations or securities convertible into shares of A Stock or any other class of capital stock unless the same ranks junior to the B Stock both as to dividends and as to the distribution of assets on liquidation. Without the written consent of the holders of 80% of the outstanding B Stock the Registrant will not (i) increase the authorized amount of the B Stock or create or authorize any obligations or securities convertible into shares of B Stock, or (ii) amend, alter or repeal its Articles of Incorporation or Bylaws in any manner which adversely affects the rights or preferences of the B Stock.

               (v) Conversion. The B Stock is convertible at any time at the option of the holder into Common Stock, initially at a Conversion Price per share of Common Stock of $0.04414. The B Stock is also subject to automatic conversion upon the consummation of an underwritten public offering of Common Stock that (i) is priced at a value representing an internal rate of return of 30% per annum on the original purchase price of the B Stock, and (ii) provides proceeds, net of Commissions, to the Registrant of not less than $25,000,000. Upon any conversion of B Stock, all accrued and unpaid dividends thereon are immediately due and payable, provided that any holder of B Stock may elect to convert any or all such accrued and unpaid dividends to Common Stock at the Conversion Price then in effect.

     The kind and number of securities or other property into which the B Stock is convertible is subject to adjustment in certain cases, including (i) the declaration or payment of a dividend payable in Common Stock or options or other rights to purchase Common Stock, (ii) the

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subdivision or combination of the Common Stock, (iii) certain reorganizations, reclassifications, consolidations, mergers or sales of all or substantially all of the Registrant's assets, and (iv) the sale of Common Stock at a price less than the then effective Conversion Price. The issuance by the Registrant of options or other rights to purchase Common Stock or securities convertible into Common Stock ("Convertible Securities") is generally treated, for the purpose of the adjustment described in clause (iv), above, as if the Common Stock for which such Convertible Securities are convertible or exercisable had been issued and sold on the date of issuance of such Convertible Securities for the sum of the purchase price of such Convertible Securities and the minimum exercise or conversion price applicable thereto.

     2. Modification and Performance of Plan.

     As confirmed in November 1995, the Plan provided for the Registrant to pay its Class 3 (general unsecured) Creditors on January 2, 1997 30% of the amount of their allowed Class 3 Claims, an amount equal to approximately $2,500,000. The Registrant was unable to make such payments and entered into certain forbearance agreements with the Postconfirmation Creditors Committee relating thereto. In connection with the Sale, by an Order dated December 1, 1997, the United States Bankruptcy Court for the Western District of Washington at Seattle conditionally approved a modification of the Plan (the "Plan Modification") to provide for the distribution to Registrant's Class 3 Creditors thereunder of 1,889,763 shares of Common Stock in lieu of $1,000,000 in cash. The Plan Modification became effective upon the filing of a Notice of Effectiveness of Plan Modification on December 5, 1997. Solely in connection with the Plan Modification, the Registrant's Chapter 11 case was re-opened and re-closed on December 5, 1997. The Registrant has since distributed $1,500,000 in cash and 1,889,763 shares of Common Stock to its Class 3 Creditors under the Plan in full satisfaction of its remaining obligations to Class 3 Creditors thereunder.

     3. Amendment of Headquarters and Downtown Seattle Store Lease.

     The Registrant's corporate offices and its flagship store are located in downtown Seattle. The leases relating to both properties (the "Leases") contained a provision requiring the consent of O'Shea Building Company Seattle, LLC (the "Landlord") to any change in control of the Registrant. Because the Sale effected a change in control for this purpose, the Registrant entered into discussions with the landlord with a view to amending the Leases. By a Modification of Leases dated December 1, 1997 (the "Modification") between the Registrant and the Landlord, the Registrant and the Landlord modified the terms of the Leases. The Modification sets the expiration date of the Leases at January 31, 2000. The Modification also modified the annual minimum rental and percentage rent terms of the Leases and deleted in their entirety restrictions on the Registrant's ability to open competing retail outlets within a stated radius of the leased premises. For the remainder of the term of the Leases, no consent of the Landlord will be required to a change in control of the Registrant so long as the leased premises are not used in a manner that is substantially different from the Registrant's current use. Additionally, the Modification restricts those provisions of the Leases which require continuous operation of the Registrant's business on the leased premises.

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
     4. Adoption of 1998 Stock Incentive Plan; Grants of Options.

     At a meeting held December 3, 1997, the Registrant's Board of Directors adopted its 1998 Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan, and any grants of options thereunder is subject to approval by the shareholders at a meeting expected to be held in March 1998. 17,342,761 shares of Common Stock will be issuable on exercise of options subject to the Incentive Plan.

     The Incentive Plan is administered by a committee of the Board of Directors of the Registrant (the "Committee") which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards, and the other terms and conditions of the awards. The Committee may, from time to time, grant or award any of the following awards (i) Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options other than Incentive Stock Options; (iii) stock bonuses; (iv) shares subject to restrictions; (v) stock appreciation rights; (vi) cash bonus rights; (vii) performance units and (viii) foreign qualified awards. Any such grants or awards may be made to employees, including employees who are officers or directors, and to other individuals described in the Incentive Plan who the Committee believes have made or will make an important contribution to the Registrant or its subsidiaries; provided, however, that only employees of the Registrant are eligible to receive Incentive Stock Options under the Incentive Plan. At the discretion of the Committee, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Incentive Plan for more than 5,000,000 shares of Common Stock in any calendar year.

     Subject to shareholder approval of the Incentive Plan, on December 3, 1997, the Board of Directors granted an additional 1,871,538 options, exercisable at $0.13 per share, to employees of the Registrant. The Board of Directors, at its meeting of December 3, 1997, set the exercise price of those options outstanding as of the date of such meeting at $0.13 per share. Upon approval of the Incentive Plan, the Registrant intends to cancel those options to purchase the Registrant's Common Stock outstanding prior to December 3, 1997 and issue replacement options granted under the Incentive Plan. The exercise price of such new options would be $0.13 per share. This price is substantially lower than the price of the options replaced by the new options. The exercise price of all such options is subject to adjustment in certain events to prevent dilution.

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     5. Changes in Management and Management Compensation.

     As a result of the Sale, all but one of the Directors of the Registrant have been replaced. The following table sets forth certain information with respect to the directors and executive officers of the Registrant:


       Name            Age    Position

Rex L. Steffey          48    President; Chief Executive Officer; Director
William L. Lawrence     46    Executive Vice President; Chief Financial Officer;
                               Director
Michael D. Sullivan     58    Chairman of the Board
Edward L. Cahill        44    Director
Kim Z. Golden           42    Director

     Rex Loren Steffey has served as the Registrant's President and Chief Executive Officer since September 1994 and has been a Director of the Registrant since September 1994. From March 1993 to September 1994 Mr. Steffey held various positions with Paul Harris Stores, Inc. ("Paul Harris"), an Indiana-based fashion retailer and, immediately prior to joining the Registrant, was Paul Harris' President and Chief Operating Officer.

     William L. Lawrence, Jr. has served as the Registrant's Chief Financial Officer since January 1995, and has served as its Executive Vice President and a Director since December 1997. Prior to joining the Registrant, Mr. Lawrence was Senior Vice President and Chief Financial Officer for Paul Harris Stores, Inc. from March 1994 until January 1995. From March 1993 to March 1994, Mr. Lawrence was Senior Vice President-Finance of Paul Harris, and from 1990 until March 1993 he served as Paul Harris' Vice President-Controller, Corporate Secretary, and Assistant Treasurer.

     Michael D. Sullivan has served as a Director of the Registrant since December 1997. From March 1995 to the present, Mr. Sullivan has been Chairman of the Board of Golf America Stores, Inc., a golf apparel retailing company.
Mr. Sullivan has also been Chairman of the Board of Pro Axon International, LLC, a hair care products company since December 1994. From August 1974 to November 1994, Mr. Sullivan was President and Chief Executive Officer of Merry-Go-Round Enterprises, Inc., a fashion retailer. Merry-Go-Round filed a reorganization petition under Chapter XI of the Federal Bankruptcy law in January 1994, and subsequently announced a bankruptcy liquidation. Mr. Sullivan is also a director of Baltimore Gas and Electric Company.

     Edward L. Cahill has served as a Director of the Registrant since December 1997. Mr. Cahill is a founding partner of Cahill, Warnock & Company, LLC, an asset management firm

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established to invest in small public companies. Prior to founding Cahill,
Warnock & Company in July 1995, Mr. Cahill was a Managing Director at Alex Brown & Sons Incorporated where, from 1986 through 1995, he headed the firm's Health Care Investment Banking Group. Mr. Cahill is also a director of Occupational Health + Rehabilitation Inc, GENEMEDICINE, INC., Prism Health Group, Inc. and The Maryland Bioprocessing Center.

     Kim Z. Golden has served as a Director of the Registrant since December 1997. Mr. Golden is a Managing Director of T. Rowe Price Recovery Fund II, L.P. From May 1991 to the present, Mr. Golden has been a Vice President of T. Rowe Price Associates ("TRPA"), a mutual fund company. Prior to joining TRPA Mr. Golden held various positions at Chemical Banking Corporation (now Chase Manhattan) where he was a Vice President of Corporate Finance. Mr. Golden is also a Director of Seaman Furniture Company.

     Concurrently with the Sale, the Registrant entered into new employment agreements with Messrs. Steffey and Lawrence. The agreements are for five-year terms and provide for an annual salary of $300,000 and $175,000 for Mr. Steffey and Mr. Lawrence, respectively, subject to increase on an annual basis in accordance with the Consumer Price Index. The agreements also provide for annual bonuses of up to 45% of the employee's base salary if certain performance goals agreed to by the employee and the Compensation Committee of the Board of Directors are met. The agreements may be terminated by the Registrant with or without cause and without notice, and may be terminated by Messrs. Steffey and Lawrence for "Good Reason" (as defined in the agreements) upon 30 days' prior written notice to the Registrant. In the event of termination by the Registrant without cause, or termination by the employee for Good Reason, the employee is entitled to receive payment of his base salary for a period of two years following termination, plus any bonus accrued through the date of termination (the "Severance Payment"). For a period of two years following termination the employee is subject to a covenant not to compete with the Registrant; provided, that if termination by the Registrant is without cause and occurs within 60 days of a change in control of the Registrant (as defined in the agreement), the employee may elect not to receive the Severance Payment and the covenant not to compete will not then apply.

     As of the date of this Report, Messrs. Steffey and Lawrence were grantees of 1,083,522 and 788,016 options, respectively, all of which have been granted under the Incentive Plan or are subject to reissuance thereunder, subject to approval of the Incentive Plan by the shareholders. The exercise price of all such options is $0.13. All of the options granted to Messrs. Steffey and Lawrence are fully vested.

     6. Principal Shareholders.

     The following table sets forth certain information regarding the beneficial ownership of the Registrant's Common Stock as of the date of this Report by: each of the Directors and named Executive Officers of the Registrant; all Directors and Executive Officers of the Registrant as a group; and each other person known by the Registrant to own beneficially more than 5% of the Registrant's Common Stock. Except as otherwise noted, beneficial ownership

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of Common Stock by each person listed below is based on such person's beneficial ownership of B Stock. Numbers of shares beneficially owned by holders of B Stock and all percentage calculations assume that all outstanding shares of B Stock have been converted to Common Stock at the currently applicable Conversion
Price:

                                            Number of Shares      Percentage of
                                             Beneficially            Shares
              Name                            Owned (#)         Outstanding (%)

Rex L. Steffey(1)                              1,443,022             2.2
William L. Lawrence(2)                           912,016             1.4
Michael D. Sullivan                              797,463             1.2
Edward L. Cahill(3)                           35,897,145            55.4
Kim Z. Golden(4)                              19,943,362            30.8
T. Rowe Price Recovery Fund II, L.P.          19,943,362            30.8
Cahill, Warnock Strategic Partners Fund,      34,014,499            52.5
L.P.
Strategic Associates, L.P.                     1,882,646             2.9
All Officers and Directors as a Group         59,084,008            91.1

-----------------

1. Includes 1,346,522 shares issuable on exercise of currently exercisable options or options exercisable within 60 days of the date of this Report, and assumes that 1,083,522 options granted subject to approval of the Incentive Plan are exercisable within 60 days of this Report. The number of options includes options to purchase 163,000 held by Mr. Steffey's wife.

2. Consists of shares issuable on exercise of currently exercisable options or options exercisable within 60 days of the date of this Report, and assumes that 788,016 options granted subject to approval of the Incentive Plan are exercisable within 60 days of this Report.

3. Consists of shares issuable on conversion of B Stock held by Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P., both limited partnerships managed by Cahill, Warnock & Company, LLC. Mr. Cahill is a managing member of Cahill, Warnock & Company, LLC. Mr. Cahill disclaims beneficial ownership of shares owned by Cahill, Warnock Strategic Partners Fund, L.P. and by Strategic Associates, L.P.

4. Consists of shares issuable on conversion of B Stock held by T. Rowe Price Recovery Fund II, L.P., a limited partnership managed by T. Rowe Price Recovery Fund II Associates, LLC. Mr. Golden is a Managing Director of T. Rowe Price Recovery Fund II Associates, LLC. Mr.

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Golden disclaims beneficial ownership of shares owned by T. Rowe Price Recovery
Fund II, L.P. or T. Rowe Price Recovery Fund II Associates, LLC.


B.   CERTAIN INFORMATION WITH RESPECT TO THE REGISTRANT

     1.  Risk Factors.

     Management believes that the Registrant's financial condition has been materially improved by the changes described in this Report. See the Registrant's quarterly report on Form 10-Q for the quarter ended November 2, 1997. However, the Registrant's business continues to be subject to significant risks, including those described below. Prospective investors in the Registrant are urged to consider the following factors, among others, in deciding whether to invest in the Registrant:

     Recent Losses. Beginning in mid-1992, the Registrant experienced significant operating losses that resulted, among other things, in its filing a petition for relief under Chapter 11 in May 1994. Since November 28, 1995, the Registrant has operated under the Plan. As a result of the payments and issuances of Common Stock to its Class 3 Creditors described above, the Registrant has fully performed its obligations to such Creditors under the Plan, as modified, though the Registrant has other continuing obligations under the Plan. The Registrant has continued to incur operating losses on an annual basis, however, and, while the Registrant has posted small profits in three of its past four quarterly periods, there is no assurance that the Registrant will not incur a loss for the current fiscal year or in the future. Since 1992, the Registrant's operations have been adversely affected by a lack of working capital. While the Sale has resulted in a significant improvement in the Registrant's working capital position, there is no assurance that its current capital resources will be sufficient to meet its requirements, nor that any additional funding will be available to the Registrant on commercially attractive terms or at all.

     Apparel Industry and Competition. The retail sale of men's and women's apparel is intensely competitive. The Registrant believes that key competitive factors include price, quality, fashion and merchandise selection. Other factors include brand name recognition, store location and layout and customer service. In the broadest sense, the Registrant competes with all retailers that sell fashionable apparel to young women and men. The Registrant's specific competitors include a large and diverse group of regional and national retail chains, including boutiques such as the Limited Express, Structure, J. Riggins, The Gap, Banana Republic and The Buckle and department stores such as Nordstrom, The Bon, Lamonts, Mervyn's, Federated and Dayton Hudson. Most of the Registrant's competitors have substantially greater financial and other resources than does the Registrant and may benefit from strong relationships with suppliers. The retail fashion industry is subject to rapid and substantial change based on economic conditions generally or in the regions in which the Registrant's stores are concentrated, and on factors, such as changes in style, that are not generally objectively quantifiable or accurately predictable. The Registrant's ability to compete successfully will depend, among

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other things, on the ability of its management to predict the amount, nature and timing of consumer demand for its products. There is no assurance that the Registrant will be successful in anticipating consumer demand.

     Ability to Manage Growth; Store Locations. The Registrant intends to expand its business through the opening of new stores. The Registrant's ability to achieve its expansion plans will depend on a variety of factors, many of which may be beyond the Registrant's control, including the Registrant's ability to locate suitable new store locations, to negotiate acceptable lease terms, to obtain the required permits and construct new stores in a timely manner, to attract, train and retain qualified and experienced personnel and management, and to operate its existing stores profitably and with positive cash flow. Failure to maintain adequate operating and financial control systems or unexpected difficulties encountered during expansion could adversely affect the Registrant's business, financial condition and results of operations. The Registrant attempts to locate stores in areas where market research indicates the probability of success. Although the Registrant bases its store location decisions on careful market research, it is not possible to predict sales volume accurately in any new store and there is no assurance that any new store will achieve the results that formed the basis for the Registrant's decision to open it. Demographic, economic and other changes in the communities in which existing stores are located can have a substantial impact on store performance. While the Registrant attempts to react to adverse changes in store performance by changing merchandizing techniques or by closing unprofitable stores, the Registrant's investment in store improvements, real property leases and other factors cause the cost associated with shutting down a store to be significant. Other factors, such as lease rates, employment costs, weather or changes in the makeup of other retail establishments in the area can have a substantial impact on short or long term performance and are difficult or impossible to predict. There is no assurance that the Registrant will be successful in opening and maintaining profitable stores.

     Seasonality. The Registrant's business is highly seasonal, with peak periods occurring in the fourth and, to a lesser extent, the third fiscal quarters and low periods occurring in January and February. As a result, the Registrant's performance for a given fiscal year is highly dependent on its results for the last six months and, particularly, the last quarter.

     Dependence on Key Personnel. The Registrant is highly dependent on the continued services of its key employees, including Messrs. Steffey and Lawrence. The loss of a key employee could have a material, adverse impact on the Registrant's performance until a suitable replacement could be found. Although the Registrant has employment contracts with Messrs. Steffey and Lawrence, there is no assurance that either will continue to be available to the Registrant. Competition for qualified managers of retail apparel businesses is intense and there is no assurance that the Registrant will be successful in attracting and retaining qualified personnel. The Registrant does not maintain "key person" insurance policies on the lives of any of its employees.

     Dependence on Suppliers. The Registrant does not manufacture any of the merchandise it sells, nor does it own, directly or indirectly, any interest in a merchandise manufacturer or

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in any manufacturing facilities. The Registrant has ongoing commercial relationships with many of its suppliers but has no material long-term contracts for the purchase of merchandise. Although the Registrant works with some suppliers with respect to the quality and identity of the merchandise available to it, the Registrant has no means to control directly or to a substantial degree the quality or nature of the merchandise available to it from its suppliers other than by changing suppliers. The availability to the Registrant of merchandise is affected by numerous factors affecting its suppliers, including economic and other business factors affecting such suppliers, competing orders from the Registrant's competitors and changes in the legal and regulatory environment applicable to such suppliers. From time to time, public opinion has been materially changed by news stories and other publicity related to the employment, environmental, management or other business practices of clothing manufacturers. Such events are difficult or impossible to predict and can have a material impact on consumer preferences. Substantially all of the Registrant's current suppliers are domestic manufacturers because the Registrant has recently lacked the financial strength to support global purchasing. As a result of the Sale, the Registrant believes that it may have be ability to expand its supplier base to include significant foreign purchases. Dependance on foreign suppliers is subject to several risks not directly applicable to domestic purchasing, including the risk of currency fluctuations, changes in tariff rates or policies, political instability in the source country, difficulty in the enforcement of agreements, and unavailability of effective transportation during key periods. To the extent the Registrant expands its reliance on foreign suppliers, it will be subject to these risks.

     Factors Affecting Markets for the Registrant's Common Stock. The Common Stock is listed on the NASDAQ bulletin board. Trading in the Common Stock has not been heavy or continuous and, on some trading days, there has been no activity in the Common Stock. The Registrant is not regularly followed by experienced market analysts and is not actively traded by securities firms. Accordingly, there is no assurance that the quoted price of the Common Stock at any given point in time represents a price at which significant quantities of the Common Stock could be sold or fairly reflects the underlying value of the Registrant as a business enterprise. The Registrant is obligated to file a resale registration statement covering the Common Stock obtainable on conversion of the B Stock, which will cause all such Common Stock to be immediately saleable to the general public. Substantially all of the currently outstanding Common Stock, including the Common Stock issued to the Class 3 (general unsecured) Creditors, is freely tradeable. Registrant's prepetition creditors will be freely tradable upon issuance. A substantial number of additional shares of Common Stock are obtainable on exercise of currently vested options and will be immediately tradable upon such exercise. A substantial number of existing shares of Common Stock were, and substantially all of the Common Stock obtainable on exercise or conversion of existing securities of the Registrant may be, purchased at prices substantially less than the current market price of the Common Stock. Sales of substantial numbers of shares of Common Stock in the open market or otherwise could be expected to adversely affect the price of the Common Stock. The market price of all public companies, but particularly of small-cap companies, has been affected by events occurring in the economy generally or with respect to capital markets generally that are not related to the performance of the individual companies, themselves. The

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Registrant expects that the price of its Common Stock would be similarly affected by any such future events.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits.

         2.1      Preferred Stock Purchase Agreement
         3.1*     Amendment to Articles of Incorporation
         4.1*     1998 Stock Incentive Plan
         4.2      Voting Agreement between Investors and Messrs. Steffey and
                  Lawrence
         4.3      Agreement of remaining Investors to vote in favor of T. Rowe
                  Price Recovery Fund II, L.P. Board designee
         4.4*     Registration Rights Agreement
         10.1     Modification of Leases
         10.2*    Employment Agreement (Rex L. Steffey)
         10.3*    Employment Agreement (William L. Lawrence, Jr.)
         99.1     Press release dated December 5, 1997
         99.2     Order Reopening Case, Modifying Treatment of Class 3 (General
                  Unsecured) Claims under Registrant's Plan of Reorganization, and Reclosing Case
         99.3     Notice of Effectiveness of Plan Modification

         * Included in Exhibit 2.1


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: December 15, 1997

                              JAY JACOBS, INC.


                              By  /s/ WILLIAM L. LAWRENCE
                                ------------------------------------------------
                                William L Lawrence, Jr., Chief Financial Officer

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
                                  EXHIBIT INDEX


Exhibit   Description

2.1       Preferred Stock Purchase Agreement
3.1*      Amendment to Articles of Incorporation
4.1*      1998 Stock Incentive Plan
4.2       Voting Agreement between Investors and Messrs. Steffey and Lawrence
4.3 Agreement of remaining Investors to vote in favor of T. Rowe Price Recovery Fund II, L.P. Board designee
4.4*      Registration Rights Agreement
10.1      Modification of Leases
10.2*     Employment Agreement (Rex L. Steffey)
10.3*     Employment Agreement (William L. Lawrence, Jr.)
99.1      Press release dated December 5, 1997
99.2 Order Reopening Case, Modifying Treatment of Class 3 (General Unsecured) Claims under Registrant's Plan of Reorganization, and Reclosing Case
99.3      Notice of Effectiveness of Plan Modification

* Included in Exhibit 2.1